Exhibit 99.1

Nortech Systems Reports First Quarter 2023 Results

Revenue Up 13.6% from Prior Year;
Gross Margin Expansion of 2.5 Percentage Points from the First Quarter 2022

MINNEAPOLIS – May 10, 2023 -- Nortech Systems Incorporated (Nasdaq: NSYS), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, industrial and defense markets, reported 2023 first quarter results for the period ended March 31, 2023.

2023 First Quarter Highlights:

●	Revenue of $34.9 million, up 13.6% from the first quarter of 2022.
●	GAAP net income of $0.7 million, or $0.23 per diluted share, compared to GAAP net income of $0.1 million, or $0.05 per diluted share, in the first quarter of 2022.
●	Gross margin of 15.7%, up 2.5 percentage points from gross margin of 13.2% in the first quarter of 2022.
●	Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) of $1.5 million, up from adjusted EBITDA of $0.6 million in the first quarter of 2022.
●	Last Twelve Months (LTM) revenue $138 million and adjusted EBITDA $6.7 million

Management Commentary

“We are pleased with the strong year-over-year growth we saw in the first quarter of 2023,” said Jay D. Miller, President & CEO of Nortech Systems. “For the past eight quarters, on an adjusted basis, we posted year-over-year quarterly growth in four key metrics: sales, gross profit, gross margin and EBITDA. Delivering these impressive results only happens through the skill and dedication of all our team members. Their invaluable contributions deserve the utmost appreciation and respect.”

“Everyone at Nortech is focused on delivering high-quality products and solutions for our customers, frequently under tight deadlines,” explained Miller. “Our strategic plan is built on four key drivers: taking great care of our employees; delivering quality products on time to our customers; supporting our customers with continual innovation; and driving shareholder value through profitable growth. Guided by these principles, we are successfully evolving to better serve a wide range of medical, industrial and defense firms, from Fortune 100 multinationals to regional U.S. manufacturers. To effectively partner with the customers of today and the future, Nortech is making strategic investments in developing next-generation technologies.

2023 First Quarter Results (in thousands)

	Q1 23	Q1 22	Change
Revenue	$34,888	$30,711	13.6%
Gross Profit $	$5,484	$4,044	35.6%
Gross Margin %	15.7%	13.2%	2.5 pts
Adjusted EBITDA	$1,558	$640	143.4%

In Q1 2023, revenue totaled $34.9 million. This represents a 13.6% increase from revenue of $30.7 million in the first quarter of 2022. Net income totaled $0.7 million, or $0.23 per diluted share, in Q1 2023, up from net income of $0.1 million, or $0.05 per diluted share, in Q1 2022.

In the first quarter of 2023, gross profit totaled $5.5 million, or 15.7% of revenue, compared to gross profit of $4.0 million, or 13.2% of revenue, in the prior-year quarter.

First quarter 2023 operating expenses totaled $4.4 million, a 14.3% increase from first quarter 2022 operating expenses of $3.9 million. The increase in year-over-year operating expense was primarily driven by investments in IT and HR systems.

First quarter 2023 EBITDA totaled $1.5 million, a 143% increase over adjusted EBITDA of $0.6 million in the first quarter of 2022 and a 33% increase from the prior quarter. The year-over-year increase in adjusted EBITDA resulted primarily from the previously discussed revenue increase and gross margin expansion in the same period.

Outlook

“Looking ahead to the remainder of 2023, many of our customers are expressing guarded optimism that the U.S. recessionary landing will be on the softer side. They are feeling more confident in their inventory levels and they are gradually returning to more normal ordering patterns as component availability improves and lead times become more predictable,” commented Miller. “We always monitor an array of leading indicators for signals about future bookings and backlog and we’ll respond appropriately if customer demand declines.”

“Although Nortech will strive to maintain the strong momentum we have built, individual quarters could be affected by outside factors that might include timing fluctuations, customer shipments, and supply chain issues,” Miller explained. “Consequently, we prefer to gauge the long-term success of our strategy on a rolling twelve-month basis to normalize quarterly variability. We added a new chart to our financial tables at the end of this press release that provides more historical context for key financial metrics.”

Conference Call

The Company will hold a live conference call and webcast at 4:00 p.m. central time on Thursday, May 11, 2023, to discuss the Company's 2023 first quarter results. The call will be hosted by Jay Miller, Chief Executive Officer and President and Chris Jones, Chief Financial Officer. To access the live audio conference call, U.S. participants may call 877-545-0523 and international participants may call 973-528-0016. Participant Access Code: 629822. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/48227.

About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech Systems primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech's website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding our financial results for the remainder of 2023, our ability to deliver quality products on time to our customers, to support our customers with continual innovation, and to drive shareholder value through profitable growth; our ability to obtain and retain Fortune 100 multinationals as well as regional U.S. manufacturers as customers; our ability to provide continual innovation to our customers; and that achievement of ESG goals will deliver business benefits well beyond compliance. While this release is based on management's best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) engineering challenges with new products, technologies, and innovations; (2) our ability to secure intellectual property rights with respect to new products, technologies, and innovations; (3) supply chain disruptions leading to parts shortages for critical components; (4) volatility in market conditions which may affect market supply of, and demand for, the company's products; (5) increased competition; (6) changes in the reliability and efficiency of operating facilities or those of third parties; (7) risks related to the availability of labor; (8) commodity cost increases coupled with our inability to raise prices charged to our customers; (9) general economic, financial, and business conditions that could affect the company's financial condition and results of operations; (10) macroeconomic headwinds that negatively impact the markets Nortech serves. Some of the above-mentioned factors are described in further detail in the section entitled "Risk Factors" in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

(In thousands, except share data)

	THREE MONTHS ENDED
	March 31,
INCOME STATEMENT	2023	2022

Net Sales	$34,888	$30,711

Cost of Goods Sold	29,404	26,667

Gross Profit	5,484	4,044
	15.7%	13.2%

Operating Expenses
Selling Expenses	890	833
General and Administrative Expenses	3,265	2,729
Research and Development Expenses	276	328
Gain on Sale of Assets		(15)
Total Operating Expenses	4,431	3,875

Income from Operations	1,053	169

Other Expense
Interest Expense	(110)	(98)

Income Before Income Taxes	943	71

Income Tax Expense (Benefit)	262	(67)

Net Income	$681	$138

Net Income Per Common Share - Basic	$0.25	$0.05

Weighted Average Number of Common Shares Outstanding - Basic	2,692,033	2,680,731

Net Income Per Common Share - Diluted	$0.23	$0.05
Weighted Average Number of Common Shares Outstanding - Diluted	2,903,635	2,871,901

BALANCE SHEET	March 31, 2023	December 31, 2022
Cash	$1,267	$1,027
Restricted Cash	1,366	1,454
Accounts Receivable	16,219	15,975
Employee Retention Credit Receivable	2,650	2,650
Inventories, Net	21,344	22,438
Contract Assets	10,790	9,982
Prepaid Expenses and Other Current Assets	1,933	1,334
Property and Equipment, Net	6,543	6,408
Operating Lease Assets	7,561	7,850
Other Intangible Assets, Net	382	422
Total Assets	$70,055	$69,540

Accounts Payable	$13,082	$14,792
Lease Obligations, Finance & Operating, Net	9,286	9,659
Accrued Payroll and Commissions	6,048	4,803
Customer deposits	4,830	3,515
All Other Liabilities	2,059	1,838
Line of Credit	5,845	6,853
Shareholders’ Equity	28,905	28,080
Total Liabilities and Shareholders’ Equity	$70,055	$69,540

CASH FLOW STATEMENT	March 31, 2023	March 31, 2022
Cash Flows from Operating Activities
Net Income	$681	$138
Depreciation and Amortization	505	486
Compensation on Stock-Based Awards	99	48
Change in Inventory Reserves	32	97
Other, Net	(48)	23
Changes in Current Operating Items
Accounts Receivable	(207)	(188)
Inventories	1,075	(1,852)
Contract Assets	(823)	585
Prepaid Expenses and Other Assets	(599)	(263)
Income Taxes	114	(168)
Accounts Payable	(1,799)	1,302
Accrued Payroll and Commissions	1,244	845
Customer Deposits	1,314	456
All Other Operating Items	130	(18)
Net Cash Provided By Operating Activities	$1,718	$1,491

Cash Flows from Investing Activities
Proceeds from Sale of Property and Equipment	-	15
Purchase of Property and Equipment	(496)	(529)
Net Cash Used In Investing Activities	$(496)	$(514)

Cash Flows from Financing Activities
Proceeds from Line of Credit	31,133	26,986
Payments to Line of Credit	(32,145)	(28,420)
Principal Payments on Financing Leases	(96)	(184)
Stock Option Exercises	35	33
Net Cash Used In Financing Activities	$(1,073)	$(1,585)

Effect of Exchange Rate Changes on Cash	3	-

Net Change in Cash	$152	$(608)
Cash - Beginning of Period	2,481	2,225
Cash - Ending of Period	$2,633	$1,617

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical metric and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

There are no adjustments to EBITDA in 2023.

Adjustments to EBITDA in 2022 include:

●	Gain on sale of asset for $15.

Adjustments to EBITDA in 2021 include:

●

In the third quarter of 2021, we recognized $5,209 related to the CARES Act Employee Retention Credit (ERC) as a reduction of costs of goods sold of $4,670, selling expense of $125, and general and administrative expense of $414. Nortech received ERC cash payment in two installments, the first in December 2022 and the second in May 2023.

●	CARES Act Paycheck Protection Program (PPP) loan forgiveness gain of $6,170 recorded in the fourth quarter of 2021.
●

Restructuring expense in 2021 of $327 related to the consolidation of our printed circuit board production capabilities into our center of excellence in Mankato, Minnesota and closure of our Merrifield, Minnesota plant.

●	Gain on sale of assets in 2021 of $141 related to the closure of our Merrifield, Minnesota plant.
●	Loss on abandonment of intangible assets in 2021 of $560 related to abandonment of the Devicix tradename.

Adjustments to EBITDA in 2020 include:

●	In the third quarter of 2020, we recognized a $3,821 gain on the sale/leaseback of our Bemidji and Mankato facilities.
●	In the fourth quarter of 2020, we recognized a $2,375 loss on goodwill impairment.

	THREE MONTHS ENDED
	March 31,
RECONCILIATION TO ADJUSTED EBITDA	2023	2022
Net Income	$681	$138
Interest expense	110	98
Income tax expense (benefit)	262	(67)
Depreciation & amortization expense	505	486
Gain on sale of asset	–	(15)
Adjusted EBITDA	$1,558	$640

	Last Twelve Months (LTM) Ended in Quarter
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net Sales	98.7	102.5	105.5	115.2	123.8	126.1	132.0	134.1	138.3

Gross profit $ - Adjusted	8.0	8.8	10.3	11.2	13.7	15.1	18.1	20.5	21.9
Gross margin %	8.1%	8.6%	9.7%	9.7%	11.0%	12.0%	13.7%	15.3%	15.8%

EBITDA - Adjusted	(2.3)	(2.0)	(0.7)	(0.2)	1.9	2.5	4.2	5.8	6.7